2012 BCSECCOM 88

Revocation Order

Pacific Copper Corp.

Section 164 of the *Securities Act,* R.S.B.C. 1996, c. 418

¶ 1 On March 8, 2012, the Executive Director ordered under section 164(1) of the Act, that all trading in the securities of Pacific Copper Corp. cease until it files the required records and the Executive Director revokes the cease trade order as it applies to Pacific Copper.

¶ 2 Pacific Copper has filed the required records.

¶ 3 Under section 164 of the Act, the Executive Director orders that the cease trade order is revoked as it applies to Pacific Copper to permit trading in the securities of Pacific Copper.

¶ 4 March 15, 2012

Michael L. Moretto, CA, CPA (Illinois)
Manager
Corporate Finance